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                                                                    Exhibit 99.1



Contact: Justin Cressall
         Treasurer
         (441) 298-0753

           PLATINUM UNDERWRITERS HOLDINGS, LTD. ANNOUNCES REMARKETING
                         OF NOTES IN RULE 144A OFFERING

HAMILTON, BERMUDA, AUGUST 11, 2005 - Platinum Underwriters Holdings, Ltd. (NYSE:
PTP) today announced that it has remarketed at a price of 100.7738% $137.5 million aggregate principal amount of its Senior Guaranteed Notes due 2007 (the "Senior Notes") through a Rule 144A offering with registration rights. The Senior Notes originally bore interest at a rate of 5.25% per annum and formed a part of Platinum Underwriters Holdings, Ltd.'s Equity Security Units (the "ESUs") which were issued in November of 2002. Interest on the remarketed notes will accrue from August 16, 2005 and was reset to a rate of 6.371% per annum. Interest is payable on the remarketed notes on May 16 and November 16 of each year, commencing November 16, 2005. The Senior Notes will no longer form a part of the ESUs. The remarketing was conducted pursuant to the terms of the ESUs and is scheduled to close on August 16, 2005. The remarketed notes are issued by Platinum Underwriters Finance, Inc., a subsidiary of Platinum Underwriters Holdings, Ltd., and guaranteed by Platinum Underwriters Holdings, Ltd.

The remarketing is being conducted on behalf of holders of the ESUs and neither Platinum Underwriters Holdings, Ltd. nor Platinum Underwriters Finance, Inc. will receive any cash proceeds from the remarketing. Proceeds from the remarketing will be used to purchase a portfolio of U.S. Treasury securities to be substituted for the Senior Notes as a component of the ESUs and to pay the remarketing fee. There will be no excess proceeds to be distributed to holders of the ESUs in connection with the remarketing.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the notes referred to herein in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The notes were not registered under the Securities Act of 1933 or applicable state securities laws and were offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act. Unless so registered, the notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

About Platinum

Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis. Platinum operates through its principal subsidiaries in Bermuda, the United States and the United Kingdom. The Company has a financial strength rating of A (Excellent) from A.M. Best Company, Inc. For further information, please visit Platinum's website at www.platinumre.com.

Safe Harbor Statement Regarding Forward-Looking Statements

Management believes certain statements in this press release may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

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Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "may," "should," "estimate," "expect," "anticipate," "intend," "believe," "predict," "potential," or words of similar import. Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and risks, many of which are subject to change. These uncertainties and risks include, but are not limited to, conducting operations in a competitive environment; our ability to maintain our A.M. Best Company rating; significant weather-related or other natural or man-made disasters over which the Company has no control; the effectiveness of our loss limitation methods and pricing models; the adequacy of the Company's liability for unpaid losses and loss adjustment expenses; the availability of retrocessional reinsurance on acceptable terms; our ability to maintain our business relationships with reinsurance brokers; general political and economic conditions, including the effects of civil unrest, war or a prolonged U.S. or global economic downturn or recession; the cyclicality of the property and casualty reinsurance business; market volatility and interest rate and currency exchange rate fluctuation; tax, regulatory or legal restrictions or limitations applicable to the Company or the property and casualty reinsurance business generally; and changes in the Company's plans, strategies, objectives, expectations or intentions, which may happen at any time at the Company's discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to release publicly the results of any future revisions or updates we may make to forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.

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